UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Summary of Compensation for Named Executive Officers.

On November 17, 2005, the Board of Directors of D.R. Horton, Inc. (the "Company") ratified actions taken by the Compensation Committee of the Board of Directors whereby the Compensation Committee established and approved the annual salaries and performance bonus criteria of the "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) of the Company as of the end of its 2005 fiscal year and who are expected to be "named executive officers" of the Company at the end of its 2006 fiscal year ending on September 30, 2006. A summary of the compensation of the "named executive officers" is attached as Exhibit 10.1 to this Form 8-K and Exhibit 10.1 is hereby incorporated by reference into this Item 1.01.

Summary of Compensation for Non-Management Directors.

On November 17, 2005, the Board of Directors of the Company approved an increase in director fees, committee member fees and chairperson fees paid to non-management directors of the Company beginning with the next board meeting following November 17, 2005. Director fees, committee fees and chairperson fees are only paid to non-management directors as summarized below:

Each non-management director will receive a director fee of $10,000 per Board meeting attended in person or by tele-conference, paid quarterly and not to exceed $40,000 per year.

Each non-management director who serves on a committee of the Board of Directors will receive an annual fee of $5,000 per committee, paid quarterly.

Each non-management director who serves as the chairperson of a committee of the Board of Directors will receive an annual fee of $2,500 per committee, paid quarterly.

Summary of Compensation for Management Directors.

Our three management directors are Mr. Donald R. Horton, Mr. Donald J. Tomnitz and Mr. Bill W. Wheat. These three management directors do not receive any director fees for serving as directors of the Company. The compensation for the 2006 fiscal year for Mr. Horton and Mr. Tomnitz, as executive officers of the Company, is set forth on Exhibit 10.1 attached to this Form 8-K and incorporated by reference herein. The compensation for the 2006 fiscal year for Mr. Wheat, as an executive officer and the chief financial officer of the Company, comprises of a salary of $200,000 and a discretionary bonus to be determined. Mr. Wheat also has the opportunity to participate in the Company’s other long-term benefit programs such as the SERP 2 plan and the Company’s 401(k) program. The SERP 2 plan is a promise by the Company to pay retirement benefits to the participant. If Mr. Wheat is employed by the Company on the last day of the current fiscal year (for example September 30, 2006), then the Company will establish a liability to him equal to 10% of his annual base salary as of the first day of the current fiscal year (for example October 1, 2005). This liability will accrue earnings in future years at a rate established by the administrative committee, which governs the SERP 2 plan. Exhibit 10.2 attached to this Form 8-K, incorporated by reference into this Item 1.01, sets forth a summary of the compensation for the Non-Management and Management Directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b). Director Retirement.

On November 17, 2005, Ms. Francine I. Neff, a current director of the Company, announced that she will retire from the Board of Directors and retire from each of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors effective immediately following the conclusion of the Company’s 2006 Annual Meeting of Stockholders to be held on Thursday, January 26, 2006 at 10:00 a.m., central time.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Summary of Compensation for Named Executive Officers
Exhibit 10.2 Summary of Compensation for Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

November 23, 2005	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Summary of Compensation for Named Executive Officers
10.2	Summary of Compensation for Directors